Exhibit 99.1

J.JILL ANNOUNCES EXTENDED FORBEARANCE

July 30, 2020

QUINCY, Mass.—(BUSINESS WIRE)—J.Jill, Inc. (NYSE JILL) (“the Company”), today announced that the Company and its lenders have further amended the Company’s existing Forbearance Agreements, dated as of June 15, 2020 (the “Existing Forbearance Agreements”) to extend the forbearance period, providing additional time for J.Jill and its lenders to complete negotiations. The forbearance period has been extended until August 6, 2020.

As previously announced, the Company entered into the two Existing Forbearance Agreements, as amended on July 22, 2020 (collectively with the further amendments, the “Forbearance Agreements”) with the lenders under its ABL and term loan credit facilities. The Existing Forbearance Agreements are described in a Current Report on Form 8-K filed by the Company with the SEC on June 15, 2020, and available on the SEC’s Edgar website as well as the Company’s website, which includes the full text of the agreement as an exhibit.

Under the amendments to the Existing Forbearance Agreements, the respective lenders have agreed not to exercise any rights and remedies until August 6, 2020 so long as, among other things, the Company otherwise remains in compliance with its credit facilities and complies with the terms of the Forbearance Agreements.

About J.Jill

J.Jill is a premier omnichannel retailer and nationally recognized women’s apparel brand committed to delighting customers with great wear-now product. The brand represents an easy, thoughtful and inspired style that reflects the confidence of remarkable women who live life with joy, passion and purpose. J.Jill offers a guiding customer experience through more than 280 stores nationwide and a robust e-commerce platform. J.Jill is headquartered outside Boston. For more information, please visit www.jjill.com or http://investors.jjill.com.

Forward Looking Statements

This press release contains, and oral statements made from time to time by our representatives may contain, “forward-looking statements.” Forward-looking statements include those identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “outlook,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections. Forward-looking statements are based on our current expectations and assumptions regarding capital market conditions, our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact of the COVID-19 epidemic and political unrest on the Company and the economy as a whole; the Company’s ability to adequately and effectively negotiate a long-term solution under its outstanding debt instruments; risks related to the Forbearance Agreements, including the duration of such agreements and the Company’s ability to meet its ongoing obligations under such agreements; the Company’s ability to take actions that are sufficient to eliminate the substantial doubt about its ability to continue as a going concern; the Company’s ability to develop a plan to regain compliance with the continued listing criteria of the NYSE; the NYSE’s acceptance of such plan; the Company’s ability to execute such plan and to continue to comply with applicable listing standards within the available cure period; risks arising from the potential suspension of trading of the Company’s common stock on the NYSE; regional, national or global political, economic, business, competitive, market and regulatory conditions, including risks regarding our ability to manage inventory or anticipate consumer demand; changes in consumer confidence and spending; our competitive environment; our failure to open new profitable stores or successfully enter new markets and other factors set forth under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended February 1, 2020. Any forward-looking statement made in this press release speaks only as of the date on which it is made. J.Jill undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Investor Contact:

Caitlin Churchill

ICR, Inc.

investors@jjill.com

203-682-8200

Media Contact:

Jessica Liddell

ICR, Inc.

jjillPR@icrinc.com

203-682-8200

Source: J.Jill, Inc.